FOR IMMEDIATE RELEASE:

Investor Contact:
Tom Line-Chief Financial Officer
614-255-5989 (tline@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC. REPORTS RESULTS FOR
THIRD QUARTER 2016

Columbus, Ohio - October 26, 2016 - Diamond Hill Investment Group, Inc. (the "Company," "we," "our") (NASDAQ:DHIL) today reported unaudited results for the quarter ended September 30, 2016 and filed its Form 10-Q.

	Three Months Ended September 30,
	2016	2015	Change
Revenue	$32,937,241	$31,423,925	5%
Net operating income	15,138,563	14,141,017	7%
Operating margin	46%	45%
Investment income (loss)	3,555,368	(3,512,134)
Gain on sale of subsidiary	2,675,766	—
Net income attributable to common shareholders	13,426,564	6,728,460	100%
Earnings per share attributable to common shareholders - diluted	$3.93	$1.99	97%

	Nine Months Ended September 30,
	2016	2015	Change
Revenue	$96,064,165	$92,124,519	4%
Net operating income	43,542,245	41,457,110	5%
Operating margin	45%	45%
Investment income (loss)	4,995,255	(1,710,111)
Gain on sale of subsidiary	2,675,766	—
Net income attributable to common shareholders	32,406,779	25,419,204	27%
Earnings per share attributable to common shareholders - diluted	$9.50	$7.59	25%

	As Of
	September 30, 2016	December 31, 2015	September 30, 2015
Assets under management (millions)	$18,068	$16,841	$15,914
Book value per share (a)	$42.12	$30.84	$31.71
Total outstanding shares	3,413,355	3,414,338	3,407,269

(a) - A $5 per share special dividend was paid in December 2015.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

	Change in Assets Under Management
	For the Three Months Ended September 30,
(in millions)	2016	2015
AUM at beginning of the period	$17,584	$16,734
Net cash inflows (outflows)
proprietary funds	(69)	701
sub-advised funds	(88)	16
institutional accounts	(371)	(357)
	(528)	360
Net market appreciation/(depreciation) and income	1,012	(1,180)
Increase (decrease) during the period	484	(820)
AUM at end of the period	$18,068	$15,914

	Change in Assets Under Management
	For the Nine Months Ended September 30,
(in millions)	2016	2015
AUM at beginning of the period	$16,841	$15,656
Net cash inflows (outflows)
proprietary funds	482	1,529
sub-advised funds	(143)	41
institutional accounts	(437)	(487)
	(98)	1,083
Net market appreciation/(depreciation) and income	1,325	(825)
Increase during the period	1,227	258
AUM at end of the period	$18,068	$15,914

Special Dividend:
The Company today announced that its board of directors has approved a $6.00 per share special cash dividend to shareholders of record on December 2, 2016 payable December 12, 2016. The company will finalize the tax characterization of the dividend in February 2017 and expects 100% of the distribution to be classified as a qualified dividend.

While this is the ninth consecutive year that the company has paid a special dividend, there can be no assurance that the Company will pay a dividend in the future.  The Board of Directors and management continually review various factors to determine whether the company has capital in excess of that required for the business and the appropriate use of any excess capital.  The factors considered include the Company’s investment opportunities, the company’s risks, and future dividend and capital gain tax rates.  We believe that we should retain a larger portion of our operating profits so that we can adequately seed new strategies and support existing strategies, which we believe will help us to continue to grow the Company’s intrinsic value per share over the long term.

Evaluating management’s stewardship of capital for shareholders is a central part of our intrinsic value investment discipline that we practice for our clients.  We hold ourselves to the same standard that we look for when evaluating investments for our clients.

About Diamond Hill:
We are an independent investment management firm with significant employee ownership and $18.1 billion in assets under management as of September 30, 2016.  We provide investment management services to institutions and individuals through mutual funds, institutional separate accounts, an exchange traded fund, and private investment funds.  Our entire investment team shares the same intrinsic value investment philosophy focused on absolute returns, and our interests are firmly aligned with our clients through significant investment in its strategies.  For more information visit www.diamond-hill.com.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

Use of Supplemental Data as Non-GAAP Performance Measure
Net Operating Income After Tax

As supplemental information, we are providing performance measures that are based on methodologies other than GAAP ("non-GAAP") for "Net Operating Income After Tax" that management uses as a benchmark in evaluating and comparing the period-to-period operating performance of the Company and its subsidiaries.
The Company defines "net operating income after tax" as the Company’s net operating income less its income tax provision, excluding the after-tax impact of investment related activity and the after-tax impact of the sale of subsidiary. The Company believes that “net operating income after tax” provides a good representation of the Company’s operating performance, as it excludes the impact of investment related activity on financial results. The amount of the investment portfolio and market fluctuations on the investments can change significantly from one period to another, which can distort the underlying earnings potential of a company. We also believe "net operating income after tax" is an important metric in estimating the value of an asset management business. This non-GAAP measure is provided in addition to net income and net operating income and is not a substitute for net income or net operating income and may not be comparable to non-GAAP performance measures of other companies.

	Three Months Ended September 30,
(in thousands, except per share data)	2016	2015	% Change
Net operating income, GAAP basis	$15,139	$14,141	7%
Non-GAAP adjustments:
Tax provision excluding impact of investment income (loss) and gain on sale of subsidiary	(5,455)	(5,189)	5%
Net operating income after tax, non-GAAP basis	$9,684	$8,952	8%

Net operating income after tax per diluted share, non-GAAP basis	$2.83	$2.65	7%

	Nine Months Ended September 30,
(in thousands, except per share data)	2016	2015	% Change
Net operating income, GAAP basis	$43,542	$41,457	5%
Non-GAAP adjustments:
Tax provision excluding impact of investment income (loss) and gain on sale of subsidiary	(15,727)	(14,944)	5%
Net operating income after tax, non-GAAP basis	$27,815	$26,513	5%

Net operating income after tax per diluted share, non-GAAP basis	$8.16	$7.92	3%

The tax provision excluding the impact of investment related activity and the sale of subsidiary is calculated by applying the tax rate from the actual tax provision to net operating income.

Our management does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

Throughout this press release, the Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, relating to such matters as anticipated operating results, prospects and levels of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. The words "believe," "expect," "anticipate," "estimate," "should," "hope," "seek," "plan," "intend" and similar expressions identify forward-looking statements that speak only as of the date thereof. While we believe that the assumptions underlying our forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, our actual results

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com and experiences could differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements we make in this Quarterly Report on Form 10-Q and in our press releases are discussed under "Item 1A. Risk Factors" and elsewhere in the 2015 Annual Report and include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of our products; changes in interest rates; changes in national and local economic and political conditions, the continuing economic uncertainty in various parts of the world; changes in government policy and regulation, including monetary policy; changes in our ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in other public documents on file with the SEC.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com